Exhibit 5.6

August 5, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Registration Statement on Form S-4 Relating to $600,000,000
Aggregate Principal Amount of 5.500% Senior Notes due 2026

Ladies and Gentlemen:

We have acted as special local counsel in the State of Ohio (the “State”) to Sealy Mattress Company, Sealy, Inc., and Sealy Mattress Company of Puerto Rico, each of which is an Ohio corporation (collectively, the “Ohio Guarantors”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed on August 5, 2016, by Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company, including the Ohio Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance by the Company of its 5.500% Senior Notes due 2026 (the “Exchange Notes”) and the guaranties as to the Company’s obligations under the Exchange Notes (the “Exchange Note Guaranties”) by each of the entities listed in the Registration Statement as guarantors (the “Guarantors”), including the Ohio Guarantors.

Pursuant to the prospectus forming a part of the Registration Statement, the Company is offering to exchange in an exchange offer up to $600,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 5.500% Senior Notes due 2026 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guaranties for the existing guaranties as to the Company’s obligations under the Old Notes by certain subsidiaries of the Company. The Exchange Notes and the Exchange Note Guaranties are being registered under the Act as set forth in the Registration Statement and are being issued pursuant to the provisions of an Indenture, dated as of May 24, 2016 (the “Indenture”), among the Company, as issuer, certain subsidiaries of the Company, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

Tempur Sealy International, Inc.

August 5, 2016

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) The Indenture, including the provisions relating to the Exchange Note Guaranties;

(b) A specimen form of Exchange Note;

(c) The Certificates of Good Standing dated as of August 1, 2016, issued by the Ohio Secretary of State with respect to each of the Ohio Guarantors, respectively, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (each, a “Good Standing Certificate”);

(d) A copy of the Articles of Incorporation of each of the Ohio Guarantors, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (collectively, the “Articles”);

(e) A copy of the Code of Regulations of each of the Ohio Guarantors, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (together with the Articles, the “Organizational Documents”); and

(f) Certificates of an officer of each of the Ohio Guarantors (the “Officer’s Certificates”), as to certain questions of fact material to our opinions herein.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Ohio Guarantors, certificates of public officials, certificates of officers or representatives of the Ohio Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering this opinion letter, we have assumed, with your consent and without having made any independent investigation or verification of any facts relating thereto, the following: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Indenture by the Ohio Guarantors), and (vi) as to factual matters, the truthfulness of the representations and statements included in the Indenture, the Officer’s Certificates and the certificates of public officials.

Tempur Sealy International, Inc.

August 5, 2016

Further, we have made no independent investigation of the records or files of the Ohio Guarantors (other than our review of the Organizational Documents of each Ohio Guarantor and the Indenture), and have made no attempt to verify any information, if any, which may have been provided to us by any other person. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities or authority of any party to the Indenture (except with respect to the Ohio Guarantors, to the extent specifically described herein) which might have any effect upon our opinions expressed herein.

Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. Each Ohio Guarantor is a corporation validly existing and, based solely on the Good Standing Certificate for such Guarantor, in good standing in the State.

2. Each Ohio Guarantor has the corporate power and authority to enter into and perform its obligations under the Indenture.

3. The Indenture has been duly executed and delivered by each Ohio Guarantor.

4. The execution, delivery and the performance of the Indenture by each Ohio Guarantor have been duly authorized by all necessary corporate action on the part of such Ohio Guarantor.

5. The execution and delivery of the Indenture by each Ohio Guarantor do not, and the performance of the Indenture by each Ohio Guarantor will not (i) violate the Organizational Documents of such Guarantor, or (ii) violate any State statute, law or regulation which in our experience is normally applicable to transactions of the nature contemplated by the Indenture.

Our opinion in paragraph 1 above regarding the valid existence and good standing of the Ohio Guarantors under State law is based solely upon our review of good standing certificates issued by the Ohio Secretary of State. The phrase “corporate power and authority” in paragraph 2 above means, with respect to the Ohio Guarantors, the power and authority under the Ohio General Corporation Law and the respective Organizational Documents of each Ohio Guarantor.

We express no opinion as to matters governed by the statutes, laws or regulations of any jurisdiction other than the State.

Our opinions expressed herein are based upon our review of those statutes, laws and regulations of the State that, in our experience, are normally applicable to transactions of the nature provided for in the Indenture, but without having made any review of any other statutes, laws or regulations. Without limiting the generality of the foregoing, we have not conducted

Tempur Sealy International, Inc.

August 5, 2016

requisite factual or legal examinations, and accordingly we express no opinion, except as set forth herein, with respect to the application, if any, of statutes, laws or regulations concerning or promulgated by (i) environmental effects or agencies; (ii) fraudulent dispositions or obligations (R.C. Chapter 1336 and R.C. Section 1313.56); (iii) securities laws; (iv) any county, city, town, municipality or other political subdivision of the State, (v) any order of any court or other authority directed specifically to any party to the Indenture; (vi) any taxes or tax effect; (vii) industries of which the operations, financial affairs or profits are regulated by the State (for example, banks and thrifts institutions); (viii) racketeer influenced and corrupt organizations (RICO) statutes; (ix) utility regulation; (x) intellectual property laws; (xi) the necessity of any party to qualify to do business in the State; or (xii) antitrust laws.

This opinion letter is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

This opinion letter may be used only in connection with the Registration Statement and, except as set forth below, may not be used for any other purpose without our prior written consent in each instance.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP